UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2015

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36270	32-0414408
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 634-1110

                                                             n/a

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On December 9, 2015, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Santander Consumer USA Holdings Inc. (the “Company”) approved the selection of PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

The Company’s current independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”) was notified on December 9, 2015 that it will not be retained as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The dismissal of Deloitte will become effective upon the issuance by Deloitte of its reports on the Company’s consolidated financial statements as of and for the fiscal year ending December 31, 2015, and on the effectiveness of internal control over financial reporting as of December 31, 2015, which will be included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2015.

The audit reports of Deloitte on the consolidated financial statements of the Company as of and for the years ended December 31, 2014 and December 31, 2013 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2014 and December 31, 2013, and the subsequent interim periods through September 30, 2015, there were (i) no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for a material weakness in the Company’s internal control over financial reporting as of June 30, 2015 in connection with the preparation and review of the Company’s Condensed Consolidated Statement of Cash Flows (“SCF”) Report. Specifically, the controls over the review of the impact of significant and unusual transactions on the classification and presentation of the SCF were not operating effectively, which led to the misclassification of cash flows between operating activities and investing activities in the preliminary SCF for certain proceeds from loan sales. The misclassification was corrected prior to the issuance of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 and had no impact to previously issued interim or annual financial statements of the Company. Deloitte discussed this control deficiency with the Audit Committee, and the Audit Committee has authorized Deloitte to discuss such control deficiency with PwC and to respond fully to any inquiries of PwC regarding such control deficiency.

The Company provided Deloitte with a copy of this Form 8-K and requested from Deloitte a letter addressed to the Securities and Exchange Commission indicating whether it agrees with the disclosures. A copy of Deloitte’s letter, dated December 15, 2015, is attached hereto as Exhibit 16.1.

During the fiscal years ended December 31, 2014 and December 31, 2013, and the subsequent interim periods through September 30, 2015, the Company did not consult with PwC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; (ii) any matter that was either the subject to a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K; or (iii) any “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation from the Board of Directors of José García Cantera and Monica López-Monís

On December 9, 2015, José García Cantera, a director, submitted his resignation from the Board, effective as of December 9, 2015. Also, on December 9, 2015, Monica López-Monís, a director and member of the Risk Committee of the Board, submitted her resignation from the Board and from the Risk Committee of the Board, effective as of December 9, 2015.

Appointment to the Board of Directors of José Doncel Razola

On December 9, 2015, the Board appointed José Doncel Razola as a director. Mr. Doncel Razola’s term will expire at the 2016 annual meeting of stockholders, and Mr. Doncel Razola will hold office for the remainder of his term until his successor is elected and qualified.

Mr. Doncel Razola has served in numerous leadership roles in the banking industry, including service on boards of directors and in senior management. He is a chairman of Banco de Albacete, S.A. and a member of the board of directors of Santander Holding Internacional, S.A., Santusa Holding, S.L., Grupo Empresarial Santander, S.L., Administración de Bancos Latinoamericanos Santander, S.L., Banco Santander (México), S.A. de C.V., Grupo Financiero Santander, S.A. de C.V., Ingeniería de Software Bancario, S.L., Geoban, S.A., Produban Servicios Informáticos Generales, S.L., Santander Consumo, S.A. de C.V., Santander Hipotecario, S.A. de C.V., Santander Vivienda, S.A. de C.V. and Casa de Bolsa Santander, S.A. de C.V.

Mr. Doncel Razola has served as a senior executive of Banco Santander, S.A. (“Santander”) and certain predecessor companies since 1993, most recently as Senior Executive Vice President and Director of the Accounting and Control division since October 2014, as Senior Executive Vice President and Director of the Corporate Division of Internal Audit from June 2013 to October 2014, and as Senior Executive Vice President and Director General of the Retail Banking Management Control Area from April 2013 to June 2013. He was also previously employed by Arthur Andersen Auditores, S.A., Division of Financial Institutions. Mr. Doncel Razola holds a degree in Economic and Business Sciences from the Universidad Complutense de Madrid.

The Board has determined that Mr. Doncel Razola is not “independent” within the meaning of Rule 10A-3 of the Securities and Exchange Act of 1934, as amended, and the applicable New York Stock Exchange listing standards. There is no agreement or understanding between Mr. Doncel Razola and any other person pursuant to which he was elected to the Board. Mr. Doncel Razola is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment to the Board of Directors of Brian Gunn

On December 9, 2015, the Board appointed Brian Gunn as a director and as a member of the Risk Committee of the Board. Mr. Gunn’s term will expire at the 2016 annual meeting of stockholders, and Mr. Gunn will hold office for the remainder of his term until his successor is elected and qualified.

Mr. Gunn has served as the Chief Risk Officer of Santander Holdings USA, Inc. (“SHUSA”), the Company’s majority stockholder and a wholly-owned subsidiary of Santander, since June 2015, and is responsible for overseeing all of the risk management functions for Santander in the United States. Prior to joining SHUSA, Mr. Gunn was employed by Ally Financial Inc. since 2008, most recently as Chief Risk Officer from November 2011 to June 2015. Prior to joining Ally, Mr. Gunn was employed by GE Money serving in a variety of risk management positions, most recently as the Chief Risk Officer of GE Money Canada. He holds a bachelor’s degree in finance from Providence College and a master’s degree in business administration from Hofstra University.

The Board has determined that Mr. Gunn is not “independent” within the meaning of Rule 10A-3 of the Securities and Exchange Act of 1934, as amended, and the applicable New York Stock Exchange listing standards. There is no agreement or understanding between Mr. Gunn and any other person pursuant to which he was elected to the Board. Mr. Gunn is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.

The Board has set April 28, 2016 as the date of the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”). The Company’s 2015 annual meeting of the stockholders was held on July 15, 2015; therefore, the 2016 Annual Meeting will be held more than thirty days before the anniversary of the previous year’s meeting.

The Company has set the close of business on January 29, 2016 as the deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the 2016 Annual Meeting, which the Company considers to be a reasonable time before it begins to print and send its proxy materials for the 2016 Annual Meeting. Stockholders should deliver proposals to the attention of the Secretary at 1601 Elm Street, Suite #800, Dallas, Texas 75201. Any such proposals must satisfy the requirements set forth in Rule 14a-8.

As noted above, the 2016 Annual Meeting date represents a change of more than thirty days from the anniversary of the previous year’s meeting. As a result, a new deadline applies for shareholder proposals submitted outside of Rule 14a-8 of the Exchange Act and nominations of candidates for election as directors. To be considered timely, such proposals and nominations must now be received by the Company’s Secretary no earlier than the close of business on December 30, 2015 and no later than the close of business on January 29, 2016. Any such proposals must also satisfy the requirements set forth in the Company’s amended and restated bylaws.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

16.1	Letter of Deloitte & Touche LLP, dated December 15, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER CONSUMER USA HOLDINGS INC.

Dated: December 15, 2015	By:	/s/ Christopher Pfirrman
	Name:	Christopher Pfirrman
	Title:	Senior Chief Legal Officer

EXHIBIT INDEX

Exhibit	Description of Document

16.1	Letter of Deloitte & Touche LLP, dated December 15, 2015